UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2019

Fellow Stockholder:

You are invited to attend the annual meeting of stockholders of Puma Biotechnology, Inc. (the “Company,” “we,” “us” or “our”) to be held on Monday, June 10, 2019, at 1:00 p.m. local time, at the Company’s principal executive offices, 10880 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024.

At this year’s annual meeting you will be asked to:

1.	Elect six directors to serve for a one-year term;

2.	Ratify the selection of our independent registered public accounting firm;

3.	Vote on an advisory basis to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay vote”); and

4.	Transact such other business as may properly come before the annual meeting.

The accompanying Notice of Annual Meeting and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees to serve as our directors, ratification of our independent registered public accounting firm, and approval of the say-on-pay vote are in the best interests of the Company and its stockholders, and accordingly, recommends a vote “FOR” each of the nominees for director named in the proxy statement, a vote “FOR” the ratification of our independent registered public accounting firm, and a vote “FOR” the say-on-pay vote.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may submit your proxy over the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Submitting your proxy over the Internet, by telephone or by written proxy will ensure your shares are represented at the annual meeting.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

PUMA BIOTECHNOLOGY, INC.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 10, 2019

To the Stockholders of Puma Biotechnology, Inc. (the “Company,” “we” and “our”):

We will hold an annual meeting of stockholders of the Company at the Company’s principal executive offices, 10880 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024, on Tuesday, June 10, 2019, at 1:00 p.m. local time. At the annual meeting we will consider and act upon the following matters:

1.

Election of six directors to serve for a one-year term expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The nominees are Alan H. Auerbach, Michael P. Miller, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl.

2.	Ratification of the selection of KPMG LLP (“KPMG”), as our independent registered public accounting firm for the year ending December 31, 2019.

3.	Advisory (non-binding) vote to approve the compensation of our named executive officers as described in the proxy statement (“say-on-pay vote”).

4.	Such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The proxy statement accompanying this notice describes each of these items of business in detail. The Board of Directors recommends a vote “FOR” each of the six nominees for director named in the proxy statement, a vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm, and a vote “FOR” the say-on-pay vote.

Only the Company’s stockholders of record at the close of business on April 22, 2019, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, or any adjournment or postponement thereof, are entitled to notice of, and to vote at, the annual meeting. On April 21, 2019, we had 38,591,939 shares of common stock outstanding. A list of stockholders eligible to vote at the annual meeting will be available for inspection at the annual meeting and at the Company’s principal executive offices at 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024 during regular business hours for a period of no less than ten days prior to the annual meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may submit your proxy by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

The annual meeting is accessible to those who require special assistance or accommodation. If you require special assistance or accommodation, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

Your proxy is solicited on behalf of the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use at our 2019 annual meeting of stockholders to be held on Monday, June 10, 2019, at 1:00 p.m. local time, at the Company’s principal executive offices, 10880 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024, or at any continuation, postponement or adjournment thereof (the “annual meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we have elected to provide access to our proxy materials, including our notice of annual meeting, this proxy statement and our annual report to stockholders, over the Internet. Accordingly, by April 30, 2019, we intend to make our proxy materials available on the Internet and to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. By April 30, 2019, we also intend to mail a paper copy of the proxy materials and proxy card to other stockholders of record who have elected to receive such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial stockholders will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. If you properly request a printed copy of the proxy materials, we intend to mail the proxy materials, together with a proxy card, to you, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of

Stockholders to be Held on June 10, 2019

The Notice of Annual Meeting, this proxy statement and our 2018 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available on our website at http://investor.pumabiotechnology.com/annual-meeting. This website address contains the following documents: the Notice, the proxy statement and proxy card sample, and the 2018 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Can Vote

You are entitled to vote at the annual meeting if you were a stockholder of record of our common stock as of the close of business on April 22, 2019. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the annual meeting. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Voting of Shares

You may vote by attending the annual meeting and voting in person or you may submit a proxy to have your shares voted at the annual meeting. The method of submitting your proxy will differ depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and whether you are a beneficial stockholder or a stockholder of record.

Beneficial Stockholders. Beneficial stockholders hold their shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial stockholder,” and the Notice and proxy materials are made available to you by the organization holding your account. That organization is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial stockholder, you have the right to instruct that organization on how to vote the shares held in your account.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, or if you hold stock certificates in your name, you are considered the stockholder of record with respect to those shares, and the Notice and proxy materials are made available directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will receive a proxy card from us.

Voting/Submitting Proxy. Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the annual meeting. You can submit a proxy over the Internet by following the instructions on the website referred to in the Notice or, if you requested and received printed copies of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions on the proxy card enclosed with the proxy materials.

If you are a beneficial stockholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided to you by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the annual meeting, although beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the annual meeting in order to vote in person at the meeting.

The Internet and telephone voting facilities will close at 12:00 noon (CT) on June 7, 2019. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you submit your proxy over the Internet or by telephone, then you do not need to return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the annual meeting. If you properly give your proxy and submit it in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) that have not been properly revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a properly submitted proxy, your shares will be voted “FOR” each of the six nominees for director named in the proxy statement, “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm, and “FOR” the say-on-pay vote. The proxy gives each of Alan H. Auerbach and Maximo F. Nougues discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the annual meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (the proxy holders will vote your shares in accordance with your latest telephone or Internet voting instructions); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

Attention: Corporate Secretary

If you are a beneficial stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker, trustee or other nominee in accordance with the procedures of such bank, broker, trustee or other nominee.

Voting in Person

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Beneficial stockholders must obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds their shares giving them the right to vote the shares at the annual meeting in order to vote in person at the meeting.

Quorum and Votes Required

At the close of business on April 21, 2019, 38,591,939 shares of our common stock were outstanding and entitled to vote at the annual meeting. All votes will be tabulated by the inspector of election appointed for the annual meeting.

Quorum. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes,” if any, will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of certain “non-routine” matters, without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If you are a beneficial stockholder holding shares through a broker or other nominee and you do not submit instructions on how your shares should be voted, your broker or other nominee will not be able to vote your shares on Proposal 1 (election of directors) or Proposal 3 (say-on-pay vote).

Votes Required

Proposal 1 – Election of Directors. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Stockholders will be given the choice to vote “for” or

“withhold” votes for each nominee. Thus, the six nominees receiving the greatest number of votes “FOR” their election will be elected. Broker non-votes are not considered votes entitled to vote and therefore will not affect the outcome of the vote.

Proposal 2 – Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions are not considered votes cast and therefore will not affect the outcome of the vote. Brokers have authority in the absence of timely instructions from their beneficial owners to vote on this proposal. As a result, there will be no broker non-votes for this proposal.

Proposal 3 – Advisory Say-on-Pay Vote. The affirmative vote of a majority of the shares cast at the annual meeting is required for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement. Abstentions and broker non-votes are not considered votes cast and therefore will not affect the outcome of the vote.

Solicitation of Proxies

Our Board is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by delivery of the Notice or proxy statement by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy over the Internet or completing your proxy card or have questions regarding the annual meeting, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our second amended and restated bylaws (“Bylaws”), the number of directors shall be fixed from time to time by resolutions of the directors. Our Board has fixed the current size of the Board at six members. Our Board is actively seeking to add an additional independent member to the Board. As part of our Board’s efforts to add an additional independent member, we expect to seek input from our large stockholders.

Directors and Board Nominees

Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Alan H. Auerbach, Michael P. Miller, Jay M. Moyes, Adrian M. Senderowicz, Troy E. Wilson and Frank E. Zavrl for re-election as directors to the Board. If elected, each director will serve a one-year term expiring at the close of our next annual meeting in 2020, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Each of Messrs. Auerbach, Miller, Moyes and Zavrl, and Drs. Senderowicz and Wilson currently serve on our Board. Each nominee has agreed to serve if elected. If any nominee should become unavailable for election prior to the Annual Meeting (an event that currently is not anticipated by the Board) the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or, alternatively, the number of directors may be reduced accordingly by the Board.

Set forth below is certain information with respect to the nominees. Proxies cannot be voted for a greater number of nominees than the six nominees set forth below.

Name	Age	Position with the Company	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alan H. Auerbach	49	President, Chief Executive Officer and Chairman of the Board	2011
Michael P. Miller	62	Director	2018		M	M
Jay M. Moyes*	65	Director	2012	C	M
Adrian M. Senderowicz	55	Director	2015			M
Troy E. Wilson	50	Director	2013	M		C
Frank E. Zavrl	53	Director	2015	M	C

*	Lead Independent Director

“C”	indicates current Chair “M” indicates current member

Director Biographical Information

The following biographical information is furnished with respect to our current directors, each of whom is a nominee.

Alan H. Auerbach. Mr. Auerbach has served as Chairman of our Board and as our President and Chief Executive Officer since October 2011. Prior to October 2011, he served in such capacity at Puma Biotechnology, Inc. (“Puma”), a privately held Delaware corporation and our predecessor, from its inception in September 2010. Prior to founding Puma, Mr. Auerbach founded Cougar Biotechnology, Inc. (“Cougar”) in May 2003 and served as its Chief Executive Officer, President and a member of its board of directors until July 2009, when Cougar was acquired by Johnson & Johnson. From July 2009 until January 2010, Mr. Auerbach served as the

Co-Chairman of the Integration Steering Committee at Cougar (as part of Johnson & Johnson) that provided leadership and oversight for the development and global commercialization of Cougar’s lead drug candidate, abiraterone acetate, for the treatment of advanced prostate cancer. Prior to founding Cougar, from June 1998 to April 2003, Mr. Auerbach was a Vice President, Senior Research Analyst at Wells Fargo Securities, where he was responsible for research coverage of small- and middle-capitalization biotechnology companies, with a focus on companies in the field of oncology. Mr. Auerbach served as a director of Radius Health, Inc., a public pharmaceutical company focused on acquiring and developing new therapeutics for the treatment of osteoporosis and other women’s health conditions, from May 2011 to December 2017 and its predecessor entity from October 2010 to May 2011. Mr. Auerbach received a B.S. in Biomedical Engineering from Boston University and an M.S. in Biomedical Engineering from the University of Southern California. Mr. Auerbach was nominated to serve as a director because of his position as our President and Chief Executive Officer and his significant experience as an executive and research analyst in the biotechnology industry.

Our employment agreement with Mr. Auerbach dated January 19, 2012, provides that Mr. Auerbach will be nominated for election to our Board if the term of his directorship expires during the term of the employment agreement. His employment agreement expires September 1, 2019, but is subject to successive automatic one-year renewal terms.

Michael P. Miller. Mr. Miller has been a director since February 2018. Mr. Miller has served as the Executive Vice President U.S. Commercial of Jazz Pharmaceuticals plc, a public biopharmaceutical company, since May 2017 and as its Senior Vice President U.S. Commercial from April 2014 until May 2017. From April 2010 to January 2014, Mr. Miller was Senior Vice President and Chief Commercial Officer of Vivus, Inc., a public biopharmaceutical company. From 2006 to 2010, Mr. Miller served as Vice President, Sales and Marketing, leading the HER Family Oncology Franchise, of Genentech, Inc., a biotechnology company and wholly owned subsidiary of Roche Holding Ltd. From 2003 to 2005, Mr. Miller served as the Senior Vice President, Chief Commercial Officer of Connetics Corporation, a specialty pharmaceutical company acquired by Stiefel Laboratories, Inc. Previously, from 1997 to 2001, Mr. Miller served as Vice President of the Urology Business Unit of ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson. Prior to 1997, Mr. Miller served 13 years in various sales and marketing positions at Syntex Corporation, a pharmaceutical company acquired by Roche Holding Ltd. He currently serves as a member of two non-profit boards, the Leukemia and Lymphoma Society (Silicon Valley Chapter) and the Zane Beadles Parade Foundation. Mr. Miller received a B.S. in Business Administration and Finance from the University of San Francisco and an M.B.A. in Information and Computer Systems from San Francisco State University. Mr. Miller was nominated as a director because of his significant experience and background in the life sciences industry.

Jay M. Moyes. Mr. Moyes has been a director since April 2012. Mr. Moyes has been a member of the board of directors of Achieve Life Sciences, Inc., a public specialty pharmaceutical company, since August 2017. He has been a member of the board of directors of Biocardia, Inc., a publicly held cardiovascular regenerative medicine company, since January 2011, and a member of the board of directors of Predictive Technology Group, Inc., a publicly held molecular diagnostics and regenerative medicine company, since February 2019. Mr. Moyes was a director of Integrated Diagnostics, Inc., a privately held molecular diagnostics company from March 2011 to November 2016. Mr. Moyes was a member of the board of directors of Osiris Therapeutics, Inc., a public bio-surgery company, from May 2006 until December 2017 and Amedica Corporation, a public orthopedic implant company, from November 2012 to August 2014. He served as Chief Financial Officer of Amedica from October 2013 to August 2014. From May 2008 through July 2009, Mr. Moyes served as the Chief Financial Officer of XDx (now CareDx), Inc., a privately held molecular diagnostics company. Prior to that, Mr. Moyes served as the Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as its Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. from the University of Utah, a B.A. in economics from Weber State University, and is formerly a Certified Public

Accountant. Mr. Moyes also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 through 2006. Mr. Moyes was nominated to serve as a director because of his extensive background in finance and accounting and his experience in the context of the life sciences industry enables him to make significant contributions to the Board.

Adrian M. Senderowicz. Dr. Senderowicz has been a director since August 2015. Dr. Senderowicz has been Senior Vice President and Chief Medical Officer of Constellation Pharmaceuticals, Inc., a private clinical-stage biopharmaceutical company focusing on the development of novel tumor-targeted and immuno-oncology therapies, since July 2017. Dr. Senderowicz served as Senior Vice President and Chief Medical Officer of Cerulean Pharma Inc., a public clinical-stage company developing nano-particle conjugates, from September 2015 until June 2017. Dr. Senderowicz served as the Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs from August 2014 to February 2015, and Clinical and Regulatory Strategy Officer from February 2015 to March 2015 of Ignyta, Inc., a public precision oncology biotechnology company. Prior to joining Ignyta, Dr. Senderowicz was Vice President, Global Regulatory Oncology at Sanofi, a position he held from September 2013 to August 2014. Prior to Sanofi, Dr. Senderowicz was Chief Medical Officer and Vice President, Medical Development at Tokai Pharmaceuticals, Inc. from August 2012 to March 2013. From August 2008 to March 2012, Dr. Senderowicz held positions of increasing responsibility, including Senior Medical Director, Oncology Clinical Development, at AstraZeneca. Before his tenure at AstraZeneca, Dr. Senderowicz spent almost four years in a variety of leadership positions at the U.S. Food and Drug Administration Division of Oncology Drug Products in the Center for Drug Evaluation and Research. Prior to his work with the U.S. Food and Drug Administration (“FDA”), Dr. Senderowicz held a variety of clinical and research positions, including Coordinator of the Prostate Cancer Drug Development Clinic and Investigator and Chief, Molecular Therapeutics Unit, with the National Cancer Institute/National Institutes of Health. Dr. Senderowicz holds both an M.D. and an Instructor of Pharmacology degree from the School of Medicine at the Universidad de Buenos Aires in Argentina. Dr. Senderowicz was nominated as a director because of his extensive clinical and regulatory background and his significant experience in the life sciences industry.

Troy E. Wilson. Dr. Wilson has been a director since October 2013. Dr. Wilson has been the President and Chief Executive Officer and a member of the board of directors of Kura Oncology, Inc., a public reporting clinical stage biopharmaceutical company discovering and developing personalized therapeutics for the treatment of solid tumors and blood cancers, since August 2014. He has also been the President and Chief Executive Officer and a member of the board of managers of Avidity Biosciences LLC, a private biopharmaceutical company, since November 2012 and the President and Chief Executive Officer of Wellspring Biosciences, Inc., a private biopharmaceutical company, and its parent company Araxes Pharma LLC, a private biopharmaceutical company, since July 2012. He has been a member of the board of directors of Wellspring Biosciences, Inc. and the board of managers of Araxes Pharma LLC since May 2012. He has served as a director of Zosano Pharma Corporation, a public clinical stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver its proprietary formulations of existing drugs through the skin for the treatment of a variety of indications, since June 2014. Dr. Wilson served as the President and Chief Executive Officer and a member of the board of directors of Intellikine, Inc., a private biopharmaceutical company, from April 2007 to January 2012 and from August 2007 to January 2012, respectively. He holds a J.D. from New York University and graduated with a Ph.D. in bioorganic chemistry and a B.A. in biophysics from the University of California, Berkeley. Dr. Wilson was nominated to serve as a director because of his background in finance and accounting and his experience in the life sciences industry.

Frank E. Zavrl. Mr. Zavrl has been a director since September 2015. Mr. Zavrl served as a Partner at Adage Capital Management, L.P. from 2002 to 2011, specializing in biotechnology investments. Prior to joining Adage Capital, Mr. Zavrl was a Portfolio Manager from 1999 to 2002 at Merlin Biomed, a healthcare investment group. From 1998 to 1999, Mr. Zavrl was an analyst at Scudder Kemper Investments Inc., focusing on biotechnology investments. Mr. Zavrl received a B.S. in Biochemistry from the University of California, Berkeley and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Zavrl was nominated as a director because of his significant experience and background in the biotechnology investments field.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES.

Executive Officers

Set forth below is information regarding each of our executive officers as of the date of this proxy statement.

Name	Age	Position
Alan H. Auerbach	49	President, Chief Executive Officer and Chairman of the Board
Maximo F. Nougues(1)	50	Chief Financial Officer
Richard P. Bryce, MBChB, MRCGP, MFPM	61	Chief Medical and Scientific Officer
Steven Lo	52	Chief Commercial Officer
Douglas Hunt, B.Sc (Hons).	54	Senior Vice President, Regulatory Affairs, Medical Writing and Project Management

(1)	Maximo F. Nougues joined the Company as our Chief Financial Officer on November 5, 2018.

Alan H. Auerbach. See “Director Biographical Information” above.

Maximo F. Nougues. Mr. Nougues joined Puma Biotechnology as Chief Financial Officer in November 2018. Mr. Nougues worked for Getinge AB, a global medical device company based in Sweden, from January 2008 until October 2018. At Getinge, he held several leadership positions with oversight for the business that generated regional revenues of approximately $1 billion annually. During his tenure at Getinge, he served as regional chief financial officer for North America, regional chief financial officer for the Americas, and regional vice president of finance and chief financial officer for MAQUET North America, which was acquired by Getinge in 2000. Prior to joining Getinge, Mr. Nougues worked in finance roles in Boston Scientific’s cardiac surgery division, which was acquired by Getinge in 2008, and at The Clorox Company from 1998 until 2007. Mr. Nougues holds an M.S. in business administration from the Universidad del Norte Santo Tomas de Aquino, Tucuman, Argentina and an M.B.A. from the University of San Francisco McLaren School of Business.

Richard P. Bryce, MBChB, MRCGP and MFPM. Dr. Bryce has served as our Chief Medical and Scientific Officer since August 2017. From June 2012 until August 2017, Dr. Bryce served as our Senior Vice President, Clinical Research and Development. Dr. Bryce previously served as Senior Medical Director for Onyx Pharmaceuticals, a biopharmaceutical company, from September 2008 to June 2012, where he oversaw the Phase III clinical trial program of carfilzomib for the treatment of multiple myeloma and the Phase II clinical trial program of sorafenib for the treatment of breast and colorectal cancers. From August 2007 to August 2008, Dr. Bryce served as Senior Medical Director for ICON Clinical Research, a clinical research organization, where he was responsible for developing and evaluating oncology protocols, medical monitoring, and overseeing drug safety management activities in connection with the clinical trials of oncology drugs. From May 2005 until July 2007, he served as Executive Vice President of Medical Affairs at Ergomed Clinical Research, a clinical research organization, where he worked to establish the company’s U.S. operations, had overall responsibility for the global Phase I unit activities, drug safety, medical writing and regulatory affairs, and oversaw the company’s provision of consulting services to various oncology-focused biotechnology companies. From April 2003 to May 2005, Dr. Bryce served as International Medical Leader at Roche, where he oversaw the global Phase IV clinical trial program of Xeloda® (capecitabine) for the treatment of breast cancer. Dr. Bryce holds a BSc in Medical Sciences and his primary medical degree (MBChB) from the University of Edinburgh, Scotland. He also holds post-graduate diplomas in Obstetrics and Gynaecology from the Royal College of Obstetricians and Gynaecologists of London and in Child Health and Pharmaceutical Medicine from the Royal College of Physicians of the United Kingdom. He is a member of the Royal College of General Practitioners and the Royal

College of Physicians (Faculty of Pharmaceutical Medicine) of the United Kingdom. He is also a member of the American Society of Clinical Oncology, the American Society of Hematology and the European Society of Medical Oncology.

Steven Lo. Mr. Lo has served as our Chief Commercial Officer since September 2015. Prior to joining the Company, Mr. Lo held a number of positions at Corcept Therapeutics Incorporated from September 2010 to September 2015, including Senior Vice President & Head of Oncology, Senior Vice President & Chief Commercial Officer and Vice President & Head of Commercial Operations. Prior to Corcept, Mr. Lo was with Genentech, Inc. from December 1997 to September 2010. At Genentech, Mr. Lo held a number of positions, including Senior Director, Oncology Marketing, where he prepared and led the first U.S. launch of Herceptin® in adjuvant HER2-positive breast cancer and also worked with Genentech’s then ex-U.S. marketing partner, Roche, to develop the global adjuvant launch strategy for Herceptin® in adjuvant HER2-positive breast cancer. Mr. Lo received a B.S. in Microbiology from the University of California, Davis and a Master of Health Administration from the University of Southern California.

Douglas Hunt. Mr. Hunt has served as our Senior Vice President, Regulatory Affairs, Medical Writing and Project Management since January 2018. Mr. Hunt has over 25 years of regulatory affairs experience and has been a regulatory affairs consultant to the Company from February 2017 to January 2018. Mr. Hunt previously served as Vice President Regulatory Affairs and Quality Assurance at ArmaGen, Inc., a private biotechnology company, from March 2015 until December 2017 and Vice President, Global Regulatory Affairs (Bioscience) at Baxter International Inc., a public healthcare company, from March 2008 until March 2015 where he was responsible for global regulatory affairs for several franchises including oncology. Prior to that, Mr. Hunt worked for Amgen Inc., a public biotechnology company, from June 2000 to March 2008 in various positions, including as Executive Director, Therapeutic Area Head (Oncology) and Executive Director, Therapeutic Area Head (Bone/Oncology), Global Regulatory Affairs and Safety. Mr. Hunt received a B.Sc. from Portsmouth University.

None of our directors, nominees or executive officers is related by blood, marriage or adoption to any other director, nominee or executive officer. In addition, except as indicated herein, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

CORPORATE GOVERNANCE

Board Leadership Structure

Alan H. Auerbach currently serves as our Chairman and Chief Executive Officer. We have no policy requiring the combination or separation of the Chief Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. At present, we have determined that this leadership structure of having a combined Chairman of the Board and Chief Executive Officer is appropriate due to the size and operations and resources of our Company. Our Board believes that having these roles combined helps promote efficient and centralized decision-making, focuses the Board’s discussions and facilitates the presentation of the Company’s strategy with a unified voice. Our Board also recognizes the value and importance of a strong Lead Independent Director with clearly delineated responsibilities. Mr. Moyes has served as the Lead Independent Director and we expect he will continue to do so.

Our Board acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, including our size, resources and operations, choose a different leadership structure in the future.

Board Independence

Our Board has determined that five of our six directors are independent, and that each of the members of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee is independent. In making these determinations, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

On an annual basis, our Board undertakes a review of its composition, the composition of its committees and the independence of each director. For the purpose of its independence determinations, the Board employs the standards for independence set forth in the listing requirements and rules of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Board recently adopted the additional standards set forth on Appendix A attached hereto for purposes of reviewing director independence going forward.

Based upon information requested from and provided by each of our directors concerning his background, employment and affiliations, including family relationships, and on such other due consideration and diligence as it deems appropriate, our Board has determined that Messrs. Miller, Moyes and Zavrl, and Drs. Senderowicz and Wilson, or five of our six directors, are “independent” under the applicable rules and standards established by the U.S. Securities and Exchange Commission (the “SEC”) and NASDAQ, as well as under the additional standards set forth on Appendix A. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board has determined that Mr.  Auerbach is not independent due to his role as our President and Chief Executive Officer.

Board Meetings

During the fiscal year ended December 31, 2018, our Board held five meetings. All directors attended at least 75% or more of the aggregate number of meetings of the Board and board committees on which they served. As part of our recently adopted director education program, each director is strongly encouraged to attend each annual meeting of stockholders in person. One director, Mr. Auerbach, attended our 2018 annual meeting of stockholders held on June 12, 2018.

Executive Sessions

During the fiscal year ended December 31, 2018, the non-employee directors met in executive session of the Board on four occasions, the members of the Audit Committee met in executive session on six occasions and the members of the Compensation Committee met in executive session on one occasion. The policy of our Board is to hold executive sessions in connection with each regularly scheduled Board meeting and executive sessions of committees when needed. As our Lead Independent Director, Mr. Moyes presided over the executive sessions of the non-employee directors.

Board Committees

We have established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Equity Incentive Committee, a Commercial Committee and a Research and Development Committee. The composition and responsibilities of each committee are determined by the Board and are described below. To view the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee, please visit the corporate governance section of our website at www.pumabiotechnology.com/about_governance.html. In addition, the charters for these committees are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

Audit Committee

Our Audit Committee provides oversight over each of our accounting and financial reporting processes, our internal control function, the audits of our consolidated financial statements and internal control over financial reporting. Among other matters, the Audit Committee assists our Board in oversight of the independent registered public accounting firm qualifications, independence and performance; is responsible for the engagement, retention and compensation of the independent auditors; reviews the scope of the annual audit; reviews and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approves audit and permissible non-audit services provided by our independent registered public accounting firm; and reviews and approves related person transactions under Item 404 of Regulation S-K.

The members of our Audit Committee are Messrs. Moyes and Zavrl and Dr. Wilson with Mr. Moyes serving as the chair of the committee. The Board has determined that Messrs. Moyes and Zavrl and Dr. Wilson are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that all members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Messrs. Moyes and Zavrl and Dr. Wilson are audit committee financial experts as defined under the applicable rules of the SEC. The Audit Committee met eight times during the fiscal year ended December 31, 2018.

Compensation Committee

The Compensation Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers. In addition, among other things, the Compensation Committee annually evaluates the performance and compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, our other executive officers. Based on such evaluation, the Compensation Committee determines and approves all of the compensation of the Chief Executive Officer and other executive officers. The Chief Executive Officer is not permitted to be present during any Compensation Committee final deliberations or voting concerning the compensation of any executive officer, including the Chief Executive Officer. The Compensation Committee also administers the Puma Biotechnology, Inc. 2011 Incentive Award Plan (as amended, the “2011 Plan”) and the Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (the “Inducement Plan” and, collectively, the “Plans”). Additionally, the Compensation Committee annually reviews the compensation and benefits of our non-employee directors.

The Compensation Committee is permitted to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our Certificate of Incorporation, Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the rules and listing standards of NASDAQ, and other applicable law.

The Compensation Committee has the sole discretion to retain or obtain the advice of compensation advisers, including compensation consultants, legal counsel or other advisers in order to assist the Compensation Committee or any of its subcommittees in carrying out its responsibilities. The Compensation Committee is also responsible for the appointment, determination of the compensation and oversight of the work of so retained compensation advisers and the determination of the independence of each compensation adviser prior to selecting or receiving advice from any such compensation adviser and on at least an annual basis thereafter. The Company provides for appropriate funding for payment or reasonable compensation to any compensation adviser to the Compensation Committee.

In 2017, the Compensation Committee engaged Compensia, Inc. (the “consultant” or “Compensia”) to advise the Compensation Committee an independent compensation consultant. The consultant reported directly to the Compensation Committee. The Compensation Committee determines when to hire, terminate or replace the consultant, and the projects to be performed by the consultant. The Compensation Committee did not engage Compensia during 2018. The Compensation Committee may engage Compensia to conduct additional reviews of our compensation programs in the future. In addition, in the future Compensia, when invited, may attend meetings of the Compensation Committee.

The Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in applicable SEC rules and NASDAQ listing requirements.

The members of the Compensation Committee are Messrs. Miller, Moyes and Zavrl, with Mr. Zavrl serving as the chair of the committee. The Board has determined that each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC and NASDAQ, are “outside directors” for purposes of Section 162(m) of the Code and are non-employee directors for purposes of Section 16 of the Exchange Act. The Compensation Committee met one time during the fiscal year ended December 31, 2018. Additionally, matters delegated to the Compensation Committee were discussed during meetings of the Board, including in executive session with only independent members of the Board present.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Nominating and Corporate Governance Committee oversees our corporate governance guidelines, makes recommendations regarding our committee charters, oversees compliance with our code of business conduct and ethics, contributes to succession planning, reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee and oversees the self-evaluation process of our Board. Our Nominating and Corporate Governance Committee also is responsible for making recommendations regarding non-employee director compensation to the full Board.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board. In evaluating the suitability of individual candidates (both new candidates and current Board members) to recommend to the Board for nomination (and, in the case of vacancies, appointment), the Nominating and Corporate Governance Committee applies the criteria attached to its charter. These criteria include (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a board member of another publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries. Each individual is evaluated in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using his or her diversity of experience in these various areas. While the Nominating and Corporate Governance Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen solely or mainly because of race, color, gender, national origin or sexual identity or orientation. Thus, although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, it does not have a formal policy regarding the consideration of diversity in identifying director nominees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers all other candidates. A stockholder wishing to submit a director nomination should send a letter to the Board of Directors, c/o Corporate Secretary, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” A stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Nominating and Corporate Governance Committee, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors. In making recommendations, stockholders should be mindful of the discussion of the minimum qualifications set forth above. Satisfaction of such minimum qualification standards does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a stockholder. With respect to deadlines and other matters relating to stockholder nominations of director candidates, see “Stockholder Proposals and Nominations.”

The members of our Nominating and Corporate Governance Committee are Mr. Miller and Drs. Senderowicz and Wilson, with Dr. Wilson serving as the chair of the committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ. The Nominating and Corporate Governance Committee did not hold any separate meetings in 2018, but matters delegated to the Nominating and Corporate Governance Committee were discussed during meetings of the Board, including in executive session with only independent members of the Board present.

Equity Incentive Committee

Our Equity Incentive Committee consists of Mr. Auerbach, a director and our President and Chief Executive Officer, serving as its sole member. The Board delegated to the Equity Incentive Committee the authority to grant stock options and restricted stock units (“RSUs”) to non-executive employees, subject to the following conditions:

•	the maximum aggregate number of shares of common stock underlying RSUs granted pursuant to this authority is 100,000, subject to adjustment by the Board;

•	the maximum aggregate number of shares of common stock underlying stock options granted pursuant to this authority is 100,000 per individual, subject to adjustment by the Board; and

•	the stock options must have an exercise price equal to the closing price of our common stock on the grant date and have a term not longer than ten years.

Pursuant to this delegation of authority, for fiscal year 2018, the Equity Incentive Committee granted stock options covering 987,311 shares.

Commercial Committee

In November 2018, our Board established a Commercial Committee, consisting of Messrs. Auerbach, Miller, Moyes and Zavrl, for the purpose of providing additional support to management as it continued to build out our commercial operations.

Research and Development Committee

In April 2019, our Board formed a Research and Development Committee, which will oversee our product pipeline and research and development efforts, including oversight and evaluation of our clinical trials and clinical development risk, as well as reviewing and pre-approving all material public disclosures related to our product pipeline and research and development efforts. As part of its oversight responsibilities, the committee will also meet at least quarterly with the Chief Medical and Scientific Officer to review the progress of the product pipeline and the progress and results of pre-clinical studies and clinical trials. The Research and Development Committee is comprised of Dr. Senderowicz, Dr. Wilson, and Mr. Zavrl, and Dr. Senderowicz is the chair of the committee.

Board Role in Risk Oversight

Our Board is involved in the general oversight of risks that could affect our business. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Further, our Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to our Company. The role of the Board’s committees in overseeing many of the risks associated with our business includes the following:

•

The Audit Committee oversees and reviews with management our assessment and management process of material financial reporting and accounting risks, including review internal controls over financial reporting and disclosure controls and procedures.

•	The Compensation Committee oversees and assesses whether any of our compensation plans, policies, and programs are reasonably likely to have a material adverse effect on us.

•	The Nominating and Corporate Governance Committee oversees and reviews with management risks relating to governance and social responsibility matters, including succession planning.

•	The recently established Research and Development Committee will oversee and review with management evaluation of our product pipeline, and pre-trial and clinical development risks.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all directors, officers and employees of our Company. Our code of business conduct and ethics addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures and internal control over financial reporting, corporate opportunities and confidentiality requirements. Our code of business conduct and ethics is available on our corporate website at www.pumabiotechnology.com/ about_governance.html. We intend to disclose any future amendments to our code of business conduct and ethics, or waivers of provisions required to be disclosed under the rules of the SEC, at the same location on our website identified in the preceding sentence.

Corporate Governance Guidelines

We have adopted corporate governance guidelines, which are available on the Company’s corporate website at www.pumabiotechnology.com/about_governance.html.

Communication with the Board

Stockholders and other interested parties may send communications to the Company’s Board, including any individual director, any non-employee director or the directors as a group, by mailing such communications to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary. Such correspondence shall be addressed to the Board, any individual director or any non-employee director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by the Company’s Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board, any individual director or any non-employee director, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Compensation of Directors

Review of Compensation Program

Our Board has approved a compensation program for our non-employee directors (the “Director Compensation Program”), which governed our 2018 non-employee director compensation. This program was established in 2017 following a review of the Company’s non-employee director compensation program, which included an assessment of the program relative to a peer group of companies that was conducted by Compensia, its independent compensation consultant. The program is intended to fairly compensate our directors for the time and effort necessary to serve on the Board.

2018 Director Compensation Program

Under the Director Compensation Program, each non-employee director receives an annual cash retainer for service on the Board, and for service on each committee of which the non-employee director is a member, paid in four equal installments at the beginning of each calendar quarter. All cash fees are payable on a pro-rated basis for non-employee directors who are initially elected or appointed in the middle of a calendar quarter.

The fees paid to non-employee directors for service on the Board under the Director Compensation Program are as follows:

Cash Compensation
Board annual retainer	$50,000
Committee chair annual retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$10,000
Committee member (non-chair) annual retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000

In addition, prior to June 11, 2018, under the Director Compensation Program, each of our non-employee directors received an annual stock option grant to purchase a number of shares of common stock under the 2011

Plan with a value of $300,000 (determined using a Black-Scholes option value based on a trailing 30-calendar day average stock price through and including the grant date). Effective June 11, 2018, the Board amended our Director Compensation Program to provide that annual equity awards will be in the form of RSUs, rather than stock options, with a value of $300,000 (determined using the trailing 30-calendar day average stock price through and including the grant date). This annual equity award is granted on the date of the annual stockholders’ meeting (beginning with the 2018 annual stockholders’ meeting) and will vest in full on the earlier of the one-year anniversary of the grant date and the date of the annual meeting following the date of grant, subject to the non-employee director’s continued service. Upon initial appointment or election to the Board, new non-employee directors will receive a stock option to purchase a number of shares of common stock under the 2011 Plan with a value of $700,000 (determined using a Black-Scholes option value based on a trailing 30-calendar day average stock price), which vests with respect to one-third of the shares on the first anniversary of the grant date, and with respect to an additional 1/36 of the shares on each monthly anniversary thereafter, subject to the non-employee director’s continued service through the applicable vesting date. Each stock option has an exercise price per share of common stock equal to the fair value on the date of grant.

Pursuant to the terms of our 2011 Plan, any compensation payable to our non-employee directors under the Director Compensation Program is limited such that the maximum aggregate value of cash compensation and equity-based awards granted to any non-employee director during any calendar year is $1,000,000.

Our Board has approved stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is expected to attain beneficial ownership of 10,000 shares of our common stock no later than April 2022, and to maintain or exceed such ownership throughout service as our director. Unless otherwise approved by the Board, each such director must refrain from selling any shares of our common stock (other than for purposes of paying taxes associated with the acquisition of such shares) until the minimum ownership requirement is met.

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2018. Mr. Auerbach, who served as our President and Chief Executive Officer during the year ended December 31, 2018, and continues to serve in that capacity, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Auerbach is reported in the Summary Compensation Table included under “Executive Compensation.”

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Jay M. Moyes	95,000	290,518	—	385,518
Adrian M. Senderowicz	62,500	290,518	—	353,018
Troy E. Wilson	65,000	290,518	—	355,518
Frank E. Zavrl	67,500	290,518	—	358,018
Michael P. Miller(3)	42,534	273,552	927,558	1,243,644

(1)

Represents the grant date fair value of RSUs granted on June 12, 2018 determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions for the 2018 grants, see Note 9 to our 2018 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed on March 1, 2019. As of December 31, 2018, the following outstanding RSUs were held by the non-employee members of our Board: Mr. Moyes, 5,822 RSUs, Dr. Senderowicz, 5,822 RSUs, Dr. Wilson, 5,822 RSUs, Mr. Zavrl, 5,822 RSUs, and Mr. Miller, 5,482 RSUs.

(2)

Represents the grant date fair value of stock options granted to Mr. Miller on February 23, 2018 in connection with his appointment on our Board, as determined in accordance with ASC 718. For a discussion of valuation assumptions for the 2018 grants, see Note 9 to our 2018 Consolidated Financial Statements

included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed on March 1, 2019. As of December 31, 2018, the following outstanding option awards were held by the non-employee members of our Board: Mr. Moyes, 117,604 shares, Dr. Senderowicz, 77,604 shares, Dr. Wilson, 97,604 shares, Mr. Zavrl, 77,604 shares, and Mr. Miller 17,626 shares.
(3)	Mr. Miller was appointed to our Board on February 23, 2018.

Pledging and Hedging Prohibited

We maintain an Insider Trading Compliance Policy that prohibits our officers, directors and employees from pledging Company stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of the Company’s stock, short sales of the Company’s stock, and any transactions in puts, calls or other derivative securities involving the Company’s stock.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of our common stock beneficially owned as of April 21, 2019, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our “Named Executive Officers” identified under the “Executive Compensation” section of this proxy statement and (iv) all current executive officers and directors as a group. Unless otherwise noted below, the address of each stockholder below is c/o Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024.

		SHARES BENEFICIALLY OWNED
NAME	TITLE	NUMBER(#)	PERCENTAGE
Directors and Named Executive Officers

Alan H. Auerbach(3)	President, Chief Executive Officer and Chairman of the Board	7,200,187	18.7%

Charles R. Eyler(4)	Former Senior Vice President, Finance and Administration and Treasurer	310,027	*

Maximo F. Nougues	Chief Financial Officer	—

Richard P. Bryce, MBChB, MRCGP, MFPM(5)	Chief Medical and Scientific Officer	258,282	*

Steven Lo(6)	Chief Commercial Officer	226,865	*

Douglas Hunt, B.Sc (Hons).(7)	Senior Vice President, Regulatory Affairs, Medical Writing and Project Management	42,499	*

Michael P. Miller(8)	Director	12,826	*

Jay M. Moyes(9)	Director	108,981	*

Adrian M. Senderowicz(10)	Director	82,037	*

Troy E. Wilson(11)	Director	102,037	*

Frank E. Zavrl(12)	Director	82,037	*

All executive officers and directors (including nominees) as a group (10 individuals)		8,425,778	21.8%

Stockholders Holding 5% or More

State Street Corporation(13)		2,859,610	7.4%

The Vanguard Group, Inc.(14)		2,794,737	7.2%

BlackRock, Inc.(15)		2,665,886	6.9%

Partner Fund Management, L.P.(16)		2,629,956	6.8%

Entities affiliated with OrbiMed Advisors LLC(17)		2,598,883	6.7%

*	Denotes less than 1.0% of beneficial ownership.
(1)

This table is based upon information supplied by our officers, directors, principal stockholders and transfer agent, and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable. Applicable percentages are based on 38,591,939 shares of our common stock outstanding as of April 21, 2019, adjusted as required by the rules promulgated by the SEC.
(2)

Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of April 21, 2019, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(3)

Consists of (i) 4,135,938 shares held by Mr. Auerbach, (ii) 2,116,250 shares exercisable pursuant to an anti- dilutive warrant held by Mr. Auerbach, and (iii) options to purchase 947,999 shares of our common stock exercisable within 60 days of April 21, 2019.

(4)	Consists of (i) 27,527 shares held by Mr. Eyler and (ii) options to purchase 282,500 shares of our common stock exercisable within 60 days of April 21, 2019.
(5)	Consists of (i) 30,497 shares held by Dr. Bryce and (ii) options to purchase 239,111 shares of our common stock exercisable within 60 days of April 21, 2019.
(6)	Consists of (i) 26,248 shares held by Mr. Lo and (ii) options to purchase 210,708 shares of our common stock exercisable within 60 days of April 21, 2019.
(7)	Consists of options to purchase 42,499 shares of our common stock exercisable within 60 days of April 21, 2019.
(8)	Consists of (i) 5,482 shares held by Mr. Miller and (ii) options to purchase 7,344 shares of our common stock exercisable within 60 days of April 21, 2019.
(9)	Consists of (i) 5,822 shares held by Mr. Moyes and (ii) options to purchase 103,159 shares of our common stock exercisable within 60 days of April 21, 2019.
(10)	Consists of (i) 5,822 shares held by Dr. Senderowicz and (ii) options to purchase 76,215 shares of our common stock exercisable within 60 days of April 21, 2019.
(11)

Consists of 350 shares held in an IRA by Dr. Wilson, 400 shares and 150 shares held in minor accounts for Dr. Wilson’s children, 5,822 shares held by Dr. Wilson and options to purchase 96,215 shares of our common stock exercisable within 60 days of April 21, 2019.

(12)

Consists of 359,076 shares of our common stock held by the FEZ Delaware Dynasty Trust and 550,000 shares of our common stock held by the Paula Zavrl Delaware Dynasty Trust. Mr. Zavrl retains voting power over the shares held by both trusts. Also consists of 4,000 shares held by The Frank and Paula Zavrl Charitable Foundation, over which, as an investment manager, Mr. Zavrl retains dispositive and voting power. Mr. Zavrl has no pecuniary interest in the shares held by the foundation. Also consists of 5,822 shares held by Mr. Zavrl and options to purchase 76,215 shares of our common stock exercisable within 60 days of April 21, 2019.

(13)

The information reported is based on a Schedule 13G/A filed on February 13, 2019. According to the Schedule 13G/A, as of December 31, 2018, State Street Corporation may be deemed to each be the beneficial owner of 2,859,610 shares of our common stock. The address for State Street Corporation is One Lincoln Street, Boston, MA 02111.

(14)

The information reported is based on a Schedule 13G/A filed on February 12, 2019. According to the Schedule 13G/A, as of December 31, 2018, The Vanguard Group, Inc. (“Vanguard”) has sole voting power with respect to 60,264 shares of our common stock, shared voting power with respect to 3,810 shares of our common stock, sole dispositive power with respect to 2,733,515 shares of our common stock and shared dispositive power with respect to 61,222 shares of our common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

The information reported is based on a Schedule 13G filed on February 6, 2019. According to the Schedule 13G, as of December 31, 2018, BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 2,492,596 shares and sole dispositive power with respect to 2,665,886 shares of our common stock. The address for BlackRock is 55 East, 52nd Street, New York, NY 10055.

(16)	The information reported is based on a Schedule 13G filed on March 18, 2019. According to the Schedule 13G, as of March 18, 2019, Partner Fund Management, L.P. (“PFM”), Partner Fund Management

GP, LLC (“PFM-GP”), Partner Investment Management, L.P. (“PIM”), Partner Investment Management GP, LLC (“PIM-GP”), Brian D. Grossman and Christopher M. James may be deemed to have control over various entities that are the beneficial owners of the shares of our common stock. PFM and PFM-GP each have shared voting and dispositive power with respect to 2,602,463 shares of our common stock. PIM and PIM-GP each have shared voting and dispositive power with respect to 27,493 shares of our common stock and Brian D. Grossman and Christopher M. James each have shared voting and dispositive power with respect to 2,629,956 shares of our common stock. The address for PFM, PFM-GP, PIM, PIM-GP, Briand D. Grossman and Christopher M. James is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.
(17)

The information reported is based on a Schedule 13G/A filed on February 13, 2019. According to the Schedule 13G/A, as of December 31, 2018, OrbiMed Advisors LLC has shared voting and dispositive powers with respect to 535,046 shares of our common stock, and OrbiMed Capital LLC has shared voting and dispositive powers with respect to 2,063,837 shares of our common stock. The address for OrbiMed Advisors LLC and OrbiMed Capital LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee of our Board develops our executive compensation policies and determines the amounts and elements of compensation for our named executive officers (“Named Executive Officers”).

We have in place a compensation strategy for our executives that we believe focuses on both individual and Company performance. The Compensation Committee is responsible for evaluating and administrating all of our executive compensation programs and practices to ensure that they properly compensate, reward and drive corporate performance while remaining competitive with comparable biotechnology companies. The Compensation Committee reviews and approves all compensation for our executive officers, including base salaries, annual bonuses and equity incentive compensation.

This Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers for the 2018 fiscal year, who were:

•	Alan H. Auerbach, our President and Chief Executive Officer;

•	Charles R. Eyler, our former Senior Vice President, Finance and Administration and Treasurer;

•	Maximo F. Nougues, our Chief Financial Officer;

•	Richard P. Bryce, MBChB, MRCGP and MFPM, our Chief Medical and Scientific Officer;

•	Steven Lo, our Chief Commercial Officer; and

•	Douglas Hunt, B.Sc (Hons), our Senior Vice President, Regulatory Affairs, Medical Writing and Project Management.

On January 2, 2018, Mr. Hunt joined the Company as our Senior Vice President, Regulatory Affairs, Medical Writing and Project Management. Mr. Nougues joined the Company as our Chief Financial Officer on November 5, 2018 in anticipation of Mr. Eyler’s retirement from the Company. Effective February 15, 2019, Mr. Eyler retired and resigned from his position as our Senior Vice President, Finance and Administration and Treasurer.

2018 Business Highlights

The fiscal year 2018 was a milestone year for Puma as we continued to launch our first and only commercial product and had our first full year of United States revenue. Additionally, during 2018, we continued to focus on launching NERLYNX commercially outside the United States. We signed license agreements to distribute NERLYNX in Greater China, Latin America, Australia, Southeast Asia and Israel. We also worked toward license agreements to distribute NERLYNX in Europe and Canada which were executed in early 2019. Total revenue for 2018 was approximately $251.0 million compared to approximately $27.7 million for 2017. Developing drug products and building the infrastructure to sell NERLYNX commercially, however, is a lengthy and very expensive process, and we experienced significant selling, general and administrative expenses in 2018 related to increased headcount and other launch-related activities. Net loss for 2018 was $113.6 million, or $2.99 per share, compared to $292.0 million, or $7.85 per share, for 2017.

2018 Executive Compensation Program Highlights

In 2018, discretionary cash bonuses were granted at 110% of target bonus opportunity for each of Messrs. Auerbach, Eyler, Lo and Hunt, and Dr. Bryce, based largely on “exceeding expectations” regarding the continued effort to launch NERLYNX commercially both in and outside the United States. Effective January 1, 2018, base salaries were increased 3% for Messrs. Auerbach and Lo, and Dr. Bryce, with a greater increase for Mr. Eyler in order to move his base salary to approximate the median of our peer group.

Advisory Vote on Executive Compensation

At our 2018 annual meeting of stockholders, approximately 79% of the votes cast by our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers. We did not make any changes to our executive compensation policies or decisions as a result of the vote. Following the say-on-pay vote to be conducted at this annual meeting, we expect our next say-on-pay vote will be conducted at our annual meeting in 2020.

Compensation Principles and Objectives

Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. Our ability to excel depends on the skill, creativity, integrity and teamwork of our employees. Given the long product development cycles in our business, we believe compensation should be structured to ensure that a portion of compensation opportunity will be related to factors that directly and indirectly influence long-term stockholder value. Our compensation philosophy has been driven by a number of factors that are closely linked with our broader strategic objectives.

The Compensation Committee believes that compensation paid to our Named Executive Officers should be aligned with our performance on both a short-term and long-term basis, linked to results intended to create value for stockholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•

align officer and stockholder interests by providing a portion of total compensation opportunities for senior management in the form of equity awards and bonuses awarded based on the Compensation Committee’s review of company and individual performance;

•

ensure executive officer compensation is competitive within the marketplace in which we compete for executive talent by relying on the Compensation Committee’s judgment, expertise and personal experience with other similar companies, recognizing that because of the Company’s business model and relatively early stage of development, there may be few directly comparable companies; and

•

recognize that best compensation practices for a growing company may be substantially different than for a larger, more mature company and that we should make full use of our greater latitude and breadth of compensation opportunities.

Strong Governance and Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Our compensation philosophy and related corporate governance policies and practices are complemented by the following specific compensation practices that are designed to align our executive compensation program with long-term stockholder interests:

What We Do:

•

Multi-Year Vesting. The equity awards granted to our executive officers generally vest over multi-year periods, which we believe is consistent with current market practice, our retention objectives and our pay for performance philosophy.

•	Long-Term Incentive Awards. Pay the majority of executive compensation in the form of equity incentive compensation.

•	Limited Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, such as a Section 401(k) matching contribution and Company-paid life insurance.

•	Severance and Change in Control Payments. These payments are limited to our Chief Executive Officer (2x salary and bonus) and two other Named Executive Officers (1x salary).

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

What We Do Not Do:

•	No Guaranteed Compensation. We do not guarantee cash incentives, equity compensation or salary increases for executive officers.

•	No “Single-Trigger” Compensation. We have no single-trigger cash severance, equity acceleration or other benefits in connection with a change in control.

•	Hedging and Pledging Prohibited. We prohibit our executive officers and the non-employee members of our Board from hedging or pledging our securities.

Determination of Compensation

The Compensation Committee is charged with the primary authority to determine and recommend the compensation of our Named Executive Officers. Based on the Compensation Committee members’ collective understanding of compensation practices in similar companies in the biotechnology and pharmaceutical industry, our executive compensation package consists of the following primary elements, in addition to the employee benefit plans in which all employees may participate:

•	Base salary: compensation for ongoing services throughout the year.

•	Annual discretionary cash bonus awards: discretionary awards to recognize and reward achievement of short-term corporate and individual performance.

•

Long-term equity incentive awards: equity compensation to provide an incentive to our Named Executive Officers to focus on long-term performance and to manage us from the perspective of an owner with an equity stake in the business.

•	Severance and change in control benefits: remuneration available to certain Named Executive Officers in the event of a qualifying termination of employment.

To aid the Compensation Committee in making its determination, our Chief Executive Officer provides recommendations annually to the Compensation Committee regarding the compensation of all other executive officers (other than himself) based on the overall corporate achievements during the period being assessed and his knowledge of the individual contributions to our success by each of the Named Executive Officers. The overall performance of our Named Executive Officers as a team is reviewed annually by the Compensation Committee.

We set base salary and annual bonus structures and any grants of stock options or RSUs based on the Compensation Committee members’ collective understanding of compensation practices in the biotechnology and pharmaceutical industry and such members’ experiences as seasoned executives, consultants, board and Compensation Committee members, or investors in similar biotechnology and specialty pharmaceutical industry companies. In addition, our Compensation Committee relied on 2017 compensation survey data provided by Compensia, and other publicly available datasets, such as from IBM or PayScale, to advise management in its efforts to set 2018 executive compensation.

In October 2017, Compensia conducted a compensation analysis (which our Compensation Committee used as a reference when setting our 2018 executive compensation levels), using the following peer companies:

ACADIA Pharmaceuticals	FibroGen	Portola Pharmaceuticals
Agios Pharmaceuticals	Global Blood Therapeutics	Radius Health
Alnylam Pharmaceuticals	Halozyme Therapeutics	Seattle Genetics
Array BioPharma	Immunomedics	Tesaro
bluebird bio	Intercept Pharma	Ultragenyx Pharmaceutical
Clovis Oncology	Ligand Pharmaceutical	Xencor
Exelixis	Neurocrine Biosciences

The market data used for the Compensation Committee’s comparative analysis was drawn from publicly available sources for the companies in the peer group. The peer group was developed with primary consideration given to development phase, revenue, and market capitalization. Median revenue of the peer group was $47 million and median market capitalization was $3.169 billion, with Puma at the 65th percentile of market capitalization at the time of the review. We believe the peer group is comprised of companies in which we compete for talent.

Elements of Executive Compensation

Base Salaries

Mr. Auerbach is the founder of our Company, and accordingly his compensation was initially established to reflect his position as a founding executive and has evolved as we have grown. Messrs. Eyler, Nougues, Lo and Hunt and Dr. Bryce joined us after we were founded, and their initial compensation was the result of arms-length negotiations at that time.

Base salaries of our Named Executive Officers (other than our Chief Executive Officer) are recommended and reviewed periodically by our Chief Executive Officer, and the base salary for each Named Executive Officer is approved by the Compensation Committee. Adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, experience and sustained performance. Decisions regarding salary increases may take into account the Named Executive Officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our peer companies. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

Effective January 1, 2018, after a review of peer group data provided by Compensia, the Compensation Committee approved base salary increases of 3% for Messrs. Auerbach and Lo, and Dr. Bryce, and an increase of 4.5% for Mr. Eyler, in order to move his base salary to approximate the median of our peer group. In connection with Mr. Hunt’s commencement of employment with us as Senior Vice President, Regulatory Affairs, Medical Writing and Project Management on January 2, 2018, the Compensation Committee approved his base salary of $330,750. In connection with Mr. Nougues’s commencement of employment with us as our Chief Financial Officer on November 5, 2018, the Compensation Committee approved his base salary of $445,000.

Effective January 1, 2019, the Compensation Committee approved base salary increases of 3% for Messrs. Auerbach and Lo, and Dr. Bryce in order to keep their base salaries to at or about the median of our peer group and a base salary increase of 6% for Mr. Hunt in order to bring his salary in line with salaries paid at similar positions within our peer group. The base salaries of Messrs. Eyler and Nougues for 2019 remain unchanged from 2018.

The following table shows the Named Executive Officers’ base salaries for 2017, 2018 and 2019.

Name	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)
Alan H. Auerbach	735,204	757,260	779,978
Charles R. Eyler	406,879	425,198	425,198
Maximo F. Nougues	—	445,000	445,000
Richard P. Bryce, MBChB, MRCGP, MFPM	454,580	468,217	482,264
Steven Lo	455,260	468,918	482,986
Douglas Hunt	—	330,750	350,595

The actual base salaries paid to all of our Named Executive Officers during 2018 are set forth in the “Summary Compensation Table” below.

Bonuses

Annual Bonuses. Cash bonuses are intended to provide incentives to drive company-wide performance. Each of our Named Executive Officers is eligible to receive a discretionary cash bonus targeted as a percentage of the executive’s base salary. For 2018, Messrs. Auerbach, Eyler, Nougues, Lo and Hunt, and Dr. Bryce were eligible to receive a discretionary cash bonus targeted at 65%, 40%, 40%, 40%, 30%, and 40%, respectively, of their annual base salary in effect at the end of 2018.

The determination of the amount of annual bonuses paid to all our employees, including our Named Executive Officers, generally reflects a number of considerations by the Compensation Committee acting in its discretion, including, among other things, the performance of the Company and a subjective evaluation of the individual contribution and performance of each employee. Bonus determinations are based on whether the Company’s performance and the individuals’ contributions to that performance “met expectations” resulting in 100% of target bonus opportunity being earned, “exceeded expectations” resulting in 110% of target bonus opportunity being earned, or “greatly exceeded expectations” resulting in 115% of target bonus opportunity being earned. No particular weighting is assigned to the performance factors considered by the Compensation Committee.

In 2018, in accordance with the approach described above, the Compensation Committee awarded cash bonuses of $541,441 to Mr. Auerbach, $187,083 to Mr. Eyler, $206,324 to Mr. Lo, $206,015 to Dr. Bryce, and $109,147 to Mr. Hunt which represents approximately 72%, 44%, 44%, 44% and 33%, respectively, of the executive’s annual base salary. These bonuses were awarded in February 2019 following review of our performance during 2018. Each bonus was determined based on the Compensation Committee’s review of the individual performance of our Chief Executive Officer, and our Chief Executive Officer’s assessment of each executive’s individual performance (other than himself), as well as Company performance for the year (or applicable portion thereof). For 2018, the Compensation Committee determined that each of the Named Executive Officers exceeded expectations, based largely upon the continued successful commercial launch of the Company’s first ever commercial product, including executing several license agreements entered into by the Company in territories outside the United States. Mr. Nougues did not receive an annual cash bonus for his partial year of service in 2018.

The following table sets forth the bonuses awarded for each Named Executive Officer for 2018.

Name	2018 Bonus ($)	Actual bonus paid % of Target Bonus ($)
Alan H. Auerbach	541,441	110%
Charles R. Eyler	187,083	110%
Richard P. Bryce	206,015	110%
Steven Lo	206,324	110%
Douglas Hunt	109,147	110%

In February 2019, the Compensation Committee increased the target bonus opportunity for 2019 for Mr. Hunt to 40% of his annual base salary in order to bring his bonus opportunity in line with the other Named Executive Officers and to incentivize him to achieve several important Company milestones during 2019. The target bonus opportunities for 2019 for the remaining Named Executive Officers remain unchanged from 2018.

Sign-on Bonuses. In addition, in 2018, in conjunction with the commencement of their employment and pursuant to their employment letters, Messrs. Hunt and Nougues each received a one-time sign-on bonus of $40,000 and $550,000, respectively. These bonuses will not be earned in full until the third and fourth anniversary of Messrs. Hunt’s and Nougues’s hire date, respectively, and are repayable, in part or in full, if the executive’s employment is terminated either by the Company for cause or by Mr. Hunt for any reason, or by Mr. Nougues without cause or without good reason, in either case prior to the third and fourth anniversary, respectively, of the executive’s hire date.

Equity Awards

The goals of our long-term, equity-based incentive awards are to align the interests of our Named Executive Officers with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our Named Executive Officers during the award vesting period. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of factors, such as the relative job scope, the value of existing stockholdings and long-term incentive awards, individual performance history, prior financial contributions to us and the size of prior grants.

To reward and retain our Named Executive Officers in a manner that aligns their interests with stockholders’ interests, we have historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to achieve increases in the value of our stock over time. Additionally, beginning in 2017, we have granted our executives RSUs in addition to annual stock option grants.

We historically have used equity awards to compensate our Named Executive Officers, both in the form of initial grants in connection with the commencement of employment and additional or “refresher” grants. We have not established a formula or program for determining the size of any equity award, including any annual refresher grants, and the Compensation Committee retains discretion to make equity awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

The annual grant of equity awards typically vest over a three-year period as follows (subject to continued service, or for Messrs. Auerbach and Lo, continued employment, through the applicable vesting date): one-third of the shares underlying the award vest on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the award vest in equal monthly installments over the following 24 months. We believe this vesting schedule appropriately encourages continued service or employment, as applicable, with the Company while allowing our executives to realize compensation in line with the value they have created for our stockholders. For stock options, the exercise price of each grant is at least equal to the fair market value of our common stock on the grant date, for which we use the closing price of our common stock on the grant date.

During 2018, we made the following annual stock option grants to our Named Executive Officers.

Name	2018 Stock Options (# of Shares)	2017 Stock Options (# of Shares)
Alan H. Auerbach	56,940	70,000
Charles R. Eyler	14,000	31,500
Richard P. Bryce, MBChB, MRCGP, MFPM	14,000	31,500
Steven Lo	33,000	31,500

In connection with the commencement of their employment and pursuant to their employment letters, in January 2018 and November 2018, the Compensation Committee granted each of Messrs. Hunt and Nougues, respectively, a stock option covering 90,000 shares of our common stock, one-third of which vests on the first anniversary of the vesting commencement date, and the remainder of which vests in equal monthly installments over the following 24 months, subject to the executive’s continued employment on each vesting date.

Additionally, in February 2018 and 2017, the Compensation Committee made the following RSU grants to our Named Executive Officers:

Name	2018 RSUs (# of Units)	2017 RSUs (# of Units)
Alan H. Auerbach	35,650	—
Charles R. Eyler	9,000	21,000
Richard P. Bryce, MBChB, MRCGP, MFPM	9,000	—

Given our Chief Executive Officer’s substantial roles and responsibilities within the Company, the Compensation Committee determined it was appropriate for Mr. Auerbach to receive a 2018 stock option award and RSU award that were, in the aggregate, larger than the 2018 grants of our other Named Executive Officers. In making the 2018 grants the Compensation Committee also sought to provide internal consistency.

Severance and Change in Control Arrangements

Mr. Auerbach’s employment agreement and Messrs. Nougues’s and Lo’s employment letters provide that the executive is eligible to receive severance payments and benefits upon a qualifying involuntary termination of employment, including in connection with a change in control of our Company (as opposed to solely upon a “single-trigger” change in control). We believe that these protections serve to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provide the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in Mr. Auerbach’s employment agreement and Messrs. Nougues’s and Lo’s employment letters, see “Potential Payments Upon Termination or Change in Control” below.

Other Elements of Compensation and Perquisites

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $18,500 in 2018, and to have the amount of this reduction contributed to our 401(k) plan. In addition, all of our full-time employees, including our Named Executive Officers, are eligible to participate in our health and welfare plans.

Tax and Accounting Considerations

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer and each of its other three highest compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the determination of the covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation.

Under his employment agreement, Mr. Auerbach may be entitled to a gross-up payment that will make him whole in the event that any parachute payment excise taxes are imposed on him in excess of a certain threshold. We provide this protection to Mr. Auerbach to help ensure that he will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction without concern for potential consequences of the transaction to him.

In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Standards

ASC Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, performance shares and RSUs under our equity incentive award plans are accounted for under ASC Topic 718.

The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Committee Report

The Compensation Committee, comprised during 2018 of Messrs. Moyes and Zavrl, and Dr. Senderowicz, has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Compensation Committee of the Board of Directors

Jay M. Moyes (Chairman)

Adrian M. Senderowicz

Frank Zavrl

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our Named Executive Officers for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards (3)	All Other Compensation ($)		Total ($)
Alan H. Auerbach President and Chief Executive Officer	2018	757,260	541,441	2,169,303	2,672,286	12,260	(4)	6,152,550
	2017	732,527	404,362	—	1,640,430	10,566		2,787,885
	2016	705,994	542,707	8,152,500	1,442,662	13,840		10,857,703
Charles R. Eyler Senior Vice President, Finance and Administration	2018	425,198	187,083	547,650	657,043	19,219	(4)	1,836,193
	2017	406,879	156,648	1,606,500	738,193	19,702		2,927,922
	2016	384,244	207,255	570,675	649,195	14,023		1,825,392
Maximo F. Nougues Chief Financial Officer(5)	2018	71,029	550,000	—	1,660,455	158	(4)	2,281,642
Richard P. Bryce, MBChB, MRCGP and MFPM Senior Vice President, Clinical Research and Development	2018	468,217	206,015	547,650	657,043	14,886	(4)	1,893,811
	2017	430,475	175,013	—	738,193	12,630		1,356,311
	2016	395,431	225,346	1,712,025	892,643	13,840		3,239,285
Steven Lo Chief Commercial Officer	2018	468,918	206,324	—	1,548,743	12,291		2,236,276
	2017	455,261	200,314	—	738,193	12,502		1,406,270
	2016	435,625	270,143	1,712,025	649,195	14,206		3,081,194
Douglas Hunt, B.Sc (Hons). Senior Vice President, Regulatory Affairs, Medical Writing and Project Management(6)	2018	329,690	149,147	—	6,272,963	2,792	(4)	6,754,592

(1)

Reflects discretionary bonuses paid to the Named Executive Officers in respect of services provided during the applicable fiscal year. The bonuses reported for the 2018 calendar year were awarded in February 2019 at the Compensation Committee’s discretion based on services performed in 2018. For Messrs. Nougues and Hunt, includes a one-time sign-on bonus of $500,000 and $40,000, respectively.

(2)

Represents the grant date fair values of RSUs granted during the applicable year determined in accordance with ASC 718 based on the closing stock price of our common stock on the date of grant. For a discussion of valuation assumptions for the stock awards made to executive officers, see Note 9 to our 2018

Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed on March 1, 2019. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).
(3)

Represents the grant date fair values of stock options granted during the applicable year determined in accordance with ASC 718, based on the number of stock options granted multiplied by the grant date fair value per stock option. For a discussion of valuation assumptions for the stock option grants, see Note 9 to our 2018 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed on March 1, 2019. There can be no assurance that awards will vest or will be exercised (if they are not exercised, no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value determined under ASC 718.

(4)

For Messrs. Auerbach, Eyler, Nougues, Lo and Hunt, and Dr. Bryce, represents life insurance premiums paid by us in the amounts of $1,260, $10,827, $158, $1,932, $1,689 and $5,544, respectively, for 2018. For Messrs. Auerbach, Eyler, Lo and Hunt, and Dr. Bryce, represents matching contributions to our 401(k) plan made by us in the amounts of $11,000, $8,392, $10,359, $1,103 and $9,342, respectively, in each case, for 2018.

(5)	Mr. Nougues joined the Company as our Chief Financial Officer on November 5, 2018.
(6)	Mr. Hunt joined the Company as our Senior Vice President, Regulatory Affairs, Medical Writing and Project Management on January 2, 2018.

Grants of Plan-Based Awards in 2018

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the year ended December 31, 2018.

Name	Grant Date	Grant Date	All Other Stock Awards: Number of Shares or Units (#)(1)	All Other Option Awards: Number of Shares Underlying Options (#)(2)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Alan H. Auerbach	2/11/2018	2/11/2018	—	56,940	$60.85	$2,672,286
	2/11/2018	2/11/2018	35,650	—	—	2,169,303
Charles R. Eyler	2/11/2018	2/11/2018	—	14,000	60.85	657,043
			9,000	—	—	547,650
Maximo F. Nougues	11/11/2018	11/11/2018	—	90,000	23.37	1,660,455
Richard P. Bryce	2/11/2018	2/11/2018	—	14,000	60.85	657,043
			9,000	—	—	547,650
Steven Lo	2/11/2018	2/11/2018	—	33,000	60.85	1,548,743
Douglas Hunt	1/16/2018	1/2/2018	—	90,000	90.85	6,272,963

(1)

Amounts reflect the number of RSUs granted in 2018 with one-third of the RSUs underlying the award vesting on the first anniversary of the vesting commencement date, and the remainder of the RSUs underlying the award vesting in equal monthly installments over the following 24 months, subject to continued service, or for Mr. Auerbach, continued employment, through the applicable vesting date.

(2)

Amounts reflect the number of stock options granted in 2018 with one-third of the shares underlying the option vesting on the first anniversary of the vesting commencement date, and the remainder of the shares underlying the option vesting in equal monthly installments over the following 24 months, subject to continued employment, or for Mr. Eyler and Dr. Bryce, continued service, through the applicable vesting date.

(3)

Represents the grant date fair values of equity awards granted during 2018 determined in accordance with ASC 718. For a discussion of valuation assumptions for the equity awards, see Note 9 to our 2018 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed on March 1, 2019.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Offer Letters and Employment Agreements with Our Named Executive Officers

President and Chief Executive Officer – Alan H. Auerbach

On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. The employment agreement governs the terms of Mr. Auerbach’s employment with us and expired on September 1, 2014, but is subject to automatic one-year renewal terms unless earlier terminated or either we or Mr. Auerbach give written notice of termination 60 days prior to the end of the term. The employment agreement also provides that Mr. Auerbach will be nominated for election to our Board if the term of his directorship expires during the term of the employment agreement.

Pursuant to the employment agreement, Mr. Auerbach will receive an annual base salary, which was initially set at $470,000 (which has increased to $779,978 in 2019), and he is eligible to receive an annual discretionary bonus in an amount up to 50% (which was increased to 65% in 2018) of his base salary (pro-rated for any partial year service), each subject to possible increase in connection with our annual review process. Mr. Auerbach is also eligible under the employment agreement to participate in all benefits offered to our senior executives.

For a discussion of the payments and other benefits to which Mr. Auerbach is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon a Termination or Change in Control” below.

Mr. Auerbach’s employment agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the employment agreement for an indefinite period. The employment agreement also contains non-solicitation and non-disparagement provisions extending until 18 months following the termination of his employment with us.

Other Named Executive Officers – Charles R. Eyler, Maximo F. Nougues, Richard P. Bryce , Steven Lo and Douglas Hunt

We have entered into employment letter agreements with each of our other Named Executive Officers, Messrs. Eyler, Nougues, Lo and Hunt, and Dr. Bryce. These Named Executive Officers are at-will employees and each employment letter provides for an initial salary and target bonus expressed as a percentage of their salary, which are subject to increase at the discretion of the Compensation Committee, discretionary annual performance bonuses subject to the attainment of performance criteria established and evaluated by us, and an initial option grant that vests over a 3 or 4 year period. Each employment letter also provides that the executive is eligible to participate in all health, welfare, savings and retirement plans, practices, policies and programs maintained or sponsored by us from time to time for the benefit of similarly situated employees.

Additionally, the employment letters for Messrs. Nougues and Lo include certain payments and other benefits to which the executive is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us. Please see “Potential Payments Upon a Termination or Change in Control” below for a description of these provisions.

The employment letters also contain a customary non-solicitation provision and, in connection with their entry into the employment letters, each of Messrs. Eyler, Nougues, Lo and Hunt and Dr. Bryce entered into our standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2018. Except as indicated below, stock awards and options were granted pursuant to our 2011 Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value Unvested Shares or Units of Stock that Have Not Vested ($)(1)
Alan H. Auerbach	200,000	—		3.75	2/13/2022	—		—
	150,000	—		19.34	12/17/2022	—		—
	150,000	—		44.08	10/25/2023	—		—
	150,000	—		195.33	12/12/2024	—		—
	150,000	—		76.54	10/4/2025	—		—
	57,407	9,260	(3)	35.61	5/22/2026	—		—
	—	—		—	—	50,010	(4)	1,017,704
	42,777	27,223	(5)	37.35	2/16/2027	—		—
	—	56,940	(6)	60.85	2/11/2028
	—	—		—	—	35,650	(7)	725,478
Charles R. Eyler	90,000	—		3.75	2/13/2022	—		—
	22,500	—		19.34	12/17/2022	—		—
	31,500	—		41.50	11/16/2023	—		—
	31,500	—		223.32	11/19/2024	—		—
	31,500	—		75.52	10/5/2025	—		—
	25,833	4,167	(3)	35.61	5/22/2026	—		—
	—	—		—	—	3,501	(4)	71,245
	19,249	12,251	(5)	37.35	2/16/2027	—		—
	—	—		—	—	10,503	(8)	213,736
	—	14,000	(6)	60.85	2/11/2028	—		—
	—	—		—	—	9,000	(7)	183,150
Maximo F. Nougues	—	90,000	(9)	23.37	11/11/2028	—		—
Richard P. Bryce, MBChB, MRCGP, MFPM	67,000	—		11.30	6/26/2022	—		—
	36,750	—		55.20	7/9/2023	—		—
	31,500	—		65.66	7/9/2024	—		—
	31,500	—		87.88	7/31/2025	—		—
	35,520	5,730	(3)	35.61	5/22/2026	—		—
	—	—		—	—	10,503	(4)	213,736
	19,249	12,251	(5)	37.35	2/16/2027	—		—
	—	14,000	(6)	60.85	2/11/2028	—		—
	—	—		—	—	9,000	(7)	183,150
Steven Lo	121,875	28,125	(10)	95.22	9/5/2025	—		—
	25,833	4,167	(3)	35.61	5/22/2026	—		—
	—	—		—	—	10,503	(4)	213,736
	19,249	12,251	(5)	37.35	2/16/2027	—		—
	—	33,000	(6)	60.85	2/11/2028	—		—
Douglas Hunt	—	90,000	(11)	90.85	1/16/2028	—		—

(1)	Market value is determined based on the closing price of our common stock on December 31, 2018 of $20.35 per share.
(2)	In addition to the awards reflected above, Mr. Auerbach holds a warrant that was issued in 2011 and is exercisable until October 2021 for 2,116,250 shares of our common stock at $16 per share.
(3)

One-third of the option vests on the first anniversary of the vesting commencement date of May 25, 2016 and then one thirty-sixth monthly thereafter, subject to continued employment, or for Mr. Eyler and Dr. Bryce, continued service, through the applicable vesting date. In addition, for Messrs. Auerbach and Lo, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(4)

One-sixth of the RSU award vests on each six-month anniversary of the vesting commencement date of July 19, 2016, subject to continued service. In addition, for Messrs. Auerbach and Lo, this award may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(5)

One-third of the option vests on the first anniversary of the vesting commencement date of February 16, 2017 and then one thirty-sixth monthly thereafter, subject to continued service, or in the case of Messrs. Auerbach and Lo, subject to continued employment. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(6)

One-third of the option vests on the first anniversary of the vesting commencement date of February 11, 2018 and then one thirty-sixth monthly thereafter, subject to continued employment, or for Mr. Eyler and Dr. Bryce, continued service, through the applicable vesting date. In addition, for Messrs. Auerbach and Lo, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(7)

One-third of the RSU award vests on the first anniversary of the vesting commencement date of February 11, 2018 and then one thirty-sixth monthly thereafter, subject to continued employment, or for Mr. Eyler and Dr. Bryce, continued service, through the applicable vesting date. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(8)	One-sixth of the RSU award vests on each six-month anniversary of the vesting commencement date of May 31, 2017, subject to continued service.
(9)

The option was granted pursuant to our Inducement Plan and one-third of the option vests on the first anniversary of the vesting commencement date of November 11, 2018 and then one thirty-sixth monthly thereafter, subject to continued employment. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(10)

One-quarter of the option vests on the first anniversary of the vesting commencement date of September 8, 2015, and then one forty-eighth monthly thereafter, subject to continued employment. In addition, this option may accelerate and vest under certain circumstances described more fully under “Potential Payments Upon a Termination or Change in Control” below.

(11)

The option was granted pursuant to our Inducement Plan and one-third of the option vests on the first anniversary of the vesting commencement date of January 2, 2018 and then one thirty-sixth monthly thereafter, subject to continued employment.

Option Exercised and Stock Vested

The following table shows the number of shares of common stock acquired by each Named Executive Officer during 2018 upon the vesting of RSUs during 2018. None of our Named Executive Officers exercised stock options during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alan H. Auerbach	50,010	3,601,970
Charles R. Eyler	10,500	518,752
Richard P. Bryce, MBChB, MRCGP, MFPM	10,502	756,407
Steven Lo	10,502	756,407

(1)	Represents the amounts realized based on the fair market value of our stock on the vesting date.

Pension Benefits and Nonqualified Deferred Compensation

During the fiscal year ended December 31, 2018, we did not have any plans in place for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax qualified deferred contribution plans and nonqualified deferred contribution plans.

Potential Payments Upon a Termination or Change in Control

Alan H. Auerbach. On January 19, 2012, we entered into an employment agreement with Alan H. Auerbach, our President and Chief Executive Officer. Pursuant to the employment agreement, in the event Mr. Auerbach’s employment is terminated by us without “cause” or by Mr. Auerbach for “good reason” 60 days prior to, or 18 months following, a “change in control” (each as defined in the employment agreement and described below), he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•	a lump sum payment equal to two times the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs;

•

all unvested equity-based incentive awards will immediately vest in connection with such termination of employment on the later of the change in control and the termination date, and will remain exercisable (as applicable) for a period of up to 12 months from the date of the termination; and

•	up to 18 months continuation of healthcare benefits to him and his dependents.

In the event a change in control occurs and an excise tax is imposed as a result of any compensatory payments made to Mr. Auerbach in connection with such change in control, we will either (i) reduce the payments made to Mr. Auerbach such that the excise tax will not be imposed or (ii) in certain circumstances where such reduction would result in payments to Mr. Auerbach below a certain threshold, pay the entire (unreduced) payments and also pay or reimburse Mr. Auerbach an amount equal to any such excise tax plus any taxes resulting from such payments.

In the event Mr. Auerbach’s employment is terminated without “cause” or by Mr. Auerbach for “good reason,” in each case outside of the change in control context described above, then Mr. Auerbach will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•

an amount equal to the sum of his base salary and the maximum bonus to which he would be eligible to receive for the year in which the termination occurs, payable over a period of one year following such termination in substantially equal installments; and

•	up to 18 months continuation of healthcare benefits to him and his dependents.

All severance benefits are contingent upon Mr. Auerbach’s execution and non-revocation of a general release of claims in favor of us. Under the terms of Mr. Auerbach’s employment agreement:

•

“Cause” is generally defined as (i) the willful failure, disregard or refusal by the executive to perform his duties; (ii) any willful, intentional or grossly negligent act by the executive that injures in a material way our business or reputation; (iii) willful misconduct by the executive in respect of his duties or obligations; (iv) the executive’s commission of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea to any such charge); (v) the determination by us, after a reasonable and good-faith investigation following a written allegation by another employee of us that the executive engaged in some form of harassment prohibited by law, unless the executive’s actions were specifically directed by the board; (vi) any misappropriation or embezzlement of our property; (vii) breach by the executive of his obligations with respect to confidentiality, non-solicitation and non-disparagement or of any of his representations or warranties under the employment agreement; and (viii) material breach by the executive of any other provision of the employment agreement which is not cured within a specified timeframe.

•

“Good reason” is generally defined as: (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment agreement; (iv) a direction to the executive to take any action that violates any applicable legal or regulatory requirement; or (v) any other action or inaction that constitutes a material breach by us of our obligations under the employment agreement.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Steven Lo and Maximo F. Nougues. On August 17, 2015, we entered into an employment letter agreement with Steven Lo, our Chief Commercial Officer and on November 11, 2018, we entered into an employment letter agreement with Maximo F. Nougues, our Chief Financial Officer. Pursuant to the employment letters, in the event executive’s employment is terminated by us without “cause” or by executive for “good reason” (each as defined in the applicable employment letter and described below) he will be entitled to receive, in addition to any accrued but unpaid compensation and benefits:

•	12 months base salary, to be paid in substantially equal installments in accordance with the Company’s standard payroll policies;

•	up to 12 months continuation of healthcare benefits to him and his dependents; and

•

if the termination occurs on or within the 18 months following a “change in control” (as defined in the employment letter and described below), all unvested equity-based incentive awards will immediately vest on the termination date.

All severance benefits are contingent upon the executive’s execution and non-revocation of a general release of claims in favor of us. Under the terms of each executive’s employment letter:

•

“Cause” is generally defined as (i) the unauthorized use or disclosure of confidential information or trade secrets of the Company or any other material breach of a written agreement between the executive and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the executive’s indictment for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the executive’s gross negligence or willful misconduct or the executive’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the executive against the Company; or (v) any acts, omissions or statements by an executive which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

•

“Good reason” is generally defined as (i) a material diminution in the executive’s base salary, excluding any reduction applicable equally to all of our executive officers following a material decline in our earnings, public image, or performance; (ii) a material diminution in the executive’s authority, duties or responsibilities; and (iii) a change in the geographic location at which the executive must perform services to a location that is greater than 25 miles from our principal place of business as of the date of the employment letter.

•

A “change in control” is generally defined as: (i) the consummation of a transaction where any persons become the beneficial owners of Company securities representing more than 50% of the total combined voting power of our securities after such acquisition; (ii) a change in the composition of the board such that during any period of two consecutive years, individuals who originally formed our Board, together with certain new directors, at the beginning of such period cease for any reason to constitute a majority of the board; (iii) us merging, consolidating, reorganizing or combining with another corporation or entity or a sale or other disposition of all or substantially all of our assets or an acquisition of assets or stock of another entity, in each case, where our stockholders prior to the transaction own less than 50% of the outstanding voting securities of the surviving corporation or entity; or (iv) our stockholders approving a liquidation or dissolution of us.

Terms of Equity Awards. Under the terms of the 2011 Plan, if, in the event of a change in control (as defined above), the successor corporation does not assume or substitute the then outstanding equity awards, such equity awards will immediately vest or become exercisable and be deemed exercised immediately prior to the change in control, as applicable.

Summary of Potential Payments

The following table summarizes the payments that would have been made to Messrs. Auerbach, Nougues and Lo upon the occurrence of a qualifying termination of employment (whether or not in connection with a change in control), assuming that the executive’s termination of employment with our Company occurred on December 31, 2018. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the executive during employment that are available to all salaried employees, such as accrued vacation. In addition, the following table does not include our other Named Executive Officers because they would not be entitled to any payments and/or benefits upon a qualifying termination and/or change in control occurring on December 31, 2018. However, in connection with Mr. Eyler’s retirement on February 15, 2019, he received a cash payment of $425,189; additionally, any outstanding unvested Company stock options and restricted stock units which were held by Mr. Eyler vested in full, and the exercise period of the stock options was extended to the outside expiration date of each such stock option. The payment, accelerated vesting and extended exercise period were subject to Mr. Eyler’s timely execution and non-revocation of a general release of claims against the Company. The following table also assumes that a successor corporation would assume or provide substitute equity awards in a change in control.

Name	Termination Without Cause or With Good Reason (Not in Connection with Change in Control) ($)	Termination Without Cause or With Good Reason (In Connection with Change in Control) ($)
Alan Auerbach
Cash Severance(1)	1,249,479	2,498,958
Continued Health Benefits	18,046	18,046
Acceleration of Equity Awards	—	1,743,181	(2)
280G Excise Tax Gross-Up	—	0	(3)
Total	1,267,525	4,260,185
Maximo Nougues
Cash Severance	445,000	445,000
Continued Health Benefits	37,567	37,567
Acceleration of Equity Awards	—	—
Total	482,567	482,567
Steven Lo
Cash Severance	468,918	468,918
Continued Health Benefits	37,567	37,567
Acceleration of Equity Awards	—	213,736	(2)
Total	506,485	720,221

(1)	For purposes of calculating Mr. Auerbach’s cash severance, his 2018 bonus was determined to be the target bonus payable for the year of termination under his severance calculations.
(2)

Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding shares of stock options and RSUs held by the executive officer as of December 31, 2018. The value of the accelerated equity awards was calculated based on the closing price of our common stock on December 31, 2018 of $20.35 per share.

(3)	Represents gross-up for excise taxes that would be payable to Mr. Auerbach under his employment agreement if he had been terminated in connection with a change in control on December 31, 2018.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Alan Auerbach, our President and

Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $277,534; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $6,152,550.

Based on this information, for 2018, the annual total compensation of our CEO was approximately 22 times the median of the annual total compensation of all of our employees (other than the CEO).

Employee Population

The Company used our employee population data as of December 31, 2017, as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 317 individuals, excluding our Chief Executive Officer. Our employee workforce for purposes of our pay ratio calculation consists of full-time employees.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we calculated each employee’s 2017 base salary, actual bonus paid in 2017 and grant-date fair value of equity awards granted in 2017, as equity awards are widely distributed throughout our employee base. In identifying the median employee, we annualized the compensation of all full-time employees who were new-hires in 2017 and on leave of absence in 2017.

This employee is the same employee identified for purposes of our 2018 disclosure. We believe that there have been no changes in our employee population or employee compensation arrangements since that median employee was identified in 2017 that would significantly impact our pay ratio disclosure.

Annual Total Compensation

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement for the annual total compensation of our CEO.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the equity awards outstanding under the Plans as of December 31, 2018:

	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plan approved by security holders(2)	7,175,879	(3)	88.48	2,347,126
Equity compensation plans not approved by security holders(4)	371,335	(5)	57.11	564,968

Total	7,547,214		86.94	2,912,094

(1)

Represents the weighted-average exercise price of outstanding options. Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. Therefore the weighted-average exercise price of outstanding options excludes RSUs issued under the equity compensation plans.

(2)	Consists of the 2011 Plan.
(3)	Represents 5,528,544 shares underlying outstanding options and 1,647,335 shares of unvested RSUs as of December 31, 2018.
(4)	Consists of the Inducement Plan.
(5)	Represents 180,000 shares underlying outstanding options and 191,335 shares of unvested RSUs as of December 31, 2018.

2017 Employment Inducement Incentive Award Plan

In April 2017 our Board of Directors adopted the Inducement Plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan as the plan will be used to provide equity grants solely to, and in connection with the hiring of, new employees. A description of the principal features of the Inducement Plan is set forth below.

Eligibility and Administration

Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Inducement Plan, including any vesting and vesting acceleration conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.

Limitation on Awards and Shares Available

The maximum number of shares of our common stock authorized for issuance under the Inducement Plan is 1,000,000 shares (the “Inducement Plan Share Limit”).

The following types of shares are added back to the available share limit under the Inducement Plan: (x) shares subject to awards under the Inducement Plan that are forfeited, expire or are settled for cash and (y) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (A) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (B) shares purchased on the open market with the cash proceeds from the exercise of options and (C) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award. Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.

Awards

The Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalents, stock payments, RSUs, deferred stock, performance shares, other incentive awards, SARs, and performance awards (including cash awards). Certain awards under the Inducement Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan are to be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.

•

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•

Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price, or that are acquired pursuant to the early exercise of an option. No dividends are payable with respect to restricted stock prior to vesting unless and until the vesting conditions are subsequently satisfied. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

•

Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payment dates during the period between the date an award is granted and the date such award terminates or expires, as determined by the plan administrator. In addition, dividend equivalents will only be paid out to the holder to the extent that such vesting conditions of the underlying award are subsequently satisfied. Dividend equivalents will not be payable on options or SARs, unless otherwise determined by the plan administrator.

Certain Transactions

The plan administrator has broad discretion to equitably adjust the provisions of the Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of our company (as defined in the Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability, Repricing and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and exercisable only by the participant. The Inducement Plan requires stockholder approval to reprice any award of stock options or SARs (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the price per share for such award exceeds the fair market value of the underlying shares). With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Stockholder Approval; Plan Amendment and Termination

Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. The Board of Directors may amend or terminate the Inducement Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the price per share of any outstanding option or SAR granted under the Inducement Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

AUDIT MATTERS

Audit Committee Report

Following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2018 and the notes thereto.

Responsibilities. The Audit Committee operates under a written charter adopted by the Board. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process and principles, internal controls and disclosure controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or is reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures. The independent registered public accounting firm for the period referenced above, KPMG, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles and is also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Review with Management and Independent Registered Public Accountants. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company and with the Company’s independent registered public accounting firm for the year then ended, KPMG LLP. The Audit Committee has also reviewed and discussed with management and KPMG LLP the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, KPMG LLP’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. The Audit Committee has also discussed with KPMG LLP those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of KPMG LLP with the Audit Committee concerning the accountant’s independence, and has discussed with KPMG its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee of the Board of Directors

Jay M. Moyes (Chairman)

Troy E. Wilson

Frank E. Zavrl

Independent Registered Public Accountants

On March 23, 2017, the Audit Committee approved and appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In connection with the engagement of KPMG, we notified PKF, LLP, (formerly PKF, Certified Public Accountants, a Professional Corporation) (“PKF”) of its dismissal as our registered public accounting firm effective as of that date.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, neither the Company nor anyone on its behalf consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event.

The audit reports of PKF on the Company’s financial statements for each of the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through March 23, 2017, there was no “reportable event” (as that term is defined in 304(a)(1)(v) of Regulation S-K).

The Company provided PKF with a copy of the Current Report on Form 8-K filed on March 24, 2017 prior to its filing with the SEC and requested PKF to furnish the Company with a letter addressed to the SEC stating whether PKF agrees with the statements contained therein. A copy of PKF’s letter dated March 24, 2017 was filed as Exhibit 16.1 to the Current Report on Form 8-K.

Audit and Non-Audit Fees

As described above, PKF was our independent registered public accounting firm for the fiscal year ended 2016.

The following table presents fees for professional services provided by KPMG for the audit of and other services rendered to us during the fiscal years ended December 31, 2018 and 2017, respectively.

	2018	2017
Audit Fees	$923,338	$721,438
Audit-Related Fees	—	—
Tax Fees	85,483	10,000
All Other Fees		—

Total Fees	$1,008,821	$731,438

Audit Fees

This category includes fees associated with our annual audit and the reviews of our quarterly reports on Form 10-Q. This category also includes fees associated with advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 with respect to the fiscal years ended December 31, 2018 and 2017.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.

Tax Fees

This category includes fees for tax planning for merger and acquisition activities, tax consultations, the review of income tax returns and assistance with state tax examinations.

Pre-Approval Policies and Procedures

For the fiscal years ended December 31, 2018 and 2017, our Audit Committee approved the audit-related and non-audit related services performed by KPMG, and associated fees. The Audit Committee determined that the rendering of the non-audit services was compatible with maintaining the independence of KPMG, as applicable.

For the fiscal year ending December 31, 2018, our Audit Committee pre-approved audit-related and non-audit related services not prohibited by law to be performed by KPMG, our independent registered public accountants for such period, and estimated fees. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of our Board has selected KPMG LLP as our independent registered public accountants for the year ending December 31, 2019, and the Board has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

If the stockholders fail to ratify the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2019, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(“SAY-ON-PAY VOTE”)

Background

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

Summary

Our executive compensation is designed to attract, motivate and retain our executive officers, who are critical to our success. Our Named Executive Officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through the award of base salaries, the opportunity to earn annual cash bonuses and the award of stock options and RSUs. The pay mix provided to our Named Executive Officers is designed to align the interests of our executives with those of our stockholders. The following summarizes some of our 2018 business highlights and the key aspects of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section herein as well as the tabular and other disclosures in this proxy statement for more information.

2018 Business Highlights

The fiscal year 2018 was a milestone year for Puma as we continued to launch our first and only commercial product and had our first full year of United States revenue. Additionally, during 2018, we continued to focus on launching NERLYNX commercially outside the United States. We signed license agreements to distribute NERLYNX in Greater China, Latin America, Australia, Southeast Asia and Israel. We also worked toward license agreements to distribute NERLYNX in Europe and Canada which were executed in early 2019. Total revenue for 2018 was approximately $251.0 million compared to approximately $27.7 million for 2017. Developing drug products and building the infrastructure to sell NERLYNX commercially, however, is a lengthy and very expensive process, and we experienced significant selling, general and administrative expenses in 2018 related to increased headcount and other launch-related activities. Net loss for 2018 was $113.6 million, or $2.99 per share, compared to $292.0 million, or $7.85 per share, for 2017.

2018 Executive Compensation Program Highlights

In 2018, discretionary cash bonuses were granted at 110% of target bonus opportunity for each of Messrs. Auerbach, Eyler, Lo and Hunt, and Dr. Bryce based largely on “exceeding expectations” regarding the continued effort to launch NERLYNX commercially both in and outside the United States. Effective January 1, 2018, base salaries were increased 3% for Messrs. Auerbach and Lo, and Dr. Bryce, with a greater increase for Mr.  Eyler in order to move his base salary to approximate the median of our peer group.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE.

OTHER MATTERS

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Under our written Related Party Transactions Policy and Procedures, a related party transaction (as defined below) may be consummated or may continue only if the independent members of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If advance Audit Committee approval of a related party transaction requiring the independent directors’ approval is not practicable, a related party transaction may be preliminarily entered into by management upon prior approval by the chair of the Audit Committee, and subject to ratification of the transaction by the our independent directors; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Management shall update the independent directors as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Board of all then current related party transactions.

For the purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party (as defined below) had, has or will have a direct or indirect interest. A “related party” includes (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our Common Stock, who are hereinafter collectively referred to as the Reporting Persons, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us during the fiscal year ended December 31, 2018 and written representations that no other reports were required, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal year ended December 31, 2018 were timely filed.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2020 proxy statement, your proposal must be received by us no later than December 28, 2019, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Second Amended and Restated Bylaws. Under our Bylaws and based on the anniversary date of the 2019 annual meeting as currently scheduled, in order to nominate a director or bring any other business before the stockholders at our next annual meeting of stockholders that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us no earlier than February 11, 2020 and no later than March 12, 2020. In the event the annual meeting is convened on a date more than 30 days before or more than 60 days after such anniversary date, such notice must be received not earlier than the 120th day prior to such annual meeting nor later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at our principal executive offices, Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Corporate Secretary, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates under our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, CA 90024, Attention: Investor Relations, or contact Investor Relations by telephone at (424) 248-6500. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the Compensation Committee Report and the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will the reports be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our Annual Report, proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements related to risks associated with our compensation programs. All forward-looking statements included in this Proxy Statement involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the Company’s dependence on the commercial success of NERLYNX® (neratinib), the Company’s history of operating losses and its expectation that it will continue to incur losses for the foreseeable future; risks and uncertainties related to the Company’s ability to achieve or sustain profitability; the Company’s ability to predict its future prospects and forecast its financial performance and growth; failure to obtain sufficient capital to fund the Company’s operations; the effectiveness of sales and marketing efforts; the Company’s ability to obtain regulatory approval of NERLYNX outside the United States; the Company’s licensee’s ability to obtain FDA approval or other regulatory approvals in the United States or elsewhere for other indications for neratinib or other product candidates; the challenges associated with conducting and enrolling clinical trials; the risk that the results of clinical trials may not support the Company’s drug candidate claims; the Company’s ability to compete against other companies and research institutions; the risk that physicians and patients may not accept or use the Company’s products; the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates; risks pertaining to litigation, including the Company’s estimates for damages that it may be required to pay in connection with the class action lawsuit to which it is a party; the protection for its intellectual property; the Company’s ability to attract and retain key personnel Company’s dependence on licensed intellectual property; and the other risk factors disclosed in the periodic and current reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Other Business

As of the date of this proxy statement, the Board knows of no other business that will be presented for consideration at the 2019 annual meeting. If other proper matters are presented at the 2019 annual meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

Appendix A

Additional Requirements for Determinations of Director Independence

In addition to applicable listing standards of The NASDAQ Stock Market LLC and Securities and Exchange Commission, in order to be deemed “independent” for purposes of serving on the board of directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”) a director shall not:

a)	have been employed by the Company or its subsidiaries for more than one year within the last five calendar years;

b)	have any personal service contract(s) with the Company or any member of the Company’s senior management;

c)	have any interest in any non-Company related investment that overlaps with an investment by the Company and/or its senior management;

d)

during the current calendar year or any of the three immediately preceding calendar years, have any business relationship with the Company for which the Company has been required to make disclosure under Item 404 Regulation S-K, other than for service as a director or for which relationship no more than de minimis remuneration (as defined below) was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

e)	have any of the relationships described in subsections (a)-(d) above with any “affiliate” of the Company as determined pursuant to applicable U.S. Securities and Exchange Commission guidance; nor

f)	be a member of the immediate family of any person described in subsections (a)-(e) above.

A director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a nonexecutive Board or committee chairman), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $120,000 or less in any calendar year, or, if such remuneration is paid to an entity, if it: (i) is less than or equal to $1 million in any calendar year, or one percent of the gross revenues of the entity in any calendar year, whichever amount is less; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” the election of the director nominees in

Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

1. Election of directors:	01 Alan H. Auerbach 02 Michael P. Miller 03 Jay M. Moyes	04 Adrian M. Senderowicz 05 Troy E. Wilson 06 Frank E. Zavrl	☐	Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the selection of KPMG LLP as independent registered public accounting firm of Puma Biotechnology, Inc. for the fiscal year ending December 31, 2019.	☐	For	☐	Against	☐	Abstain

3.	Advisory (non-binding) vote to approve the compensation of Puma Biotechnology, Inc.’s named executive officers.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PUMA BIOTECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 10, 2019

1:00 p.m. local time

At Corporate Headquarters

Puma Biotechnology, Inc.

10880 Wilshire Blvd., Suite 2150

Los Angeles, California 90024

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Puma Biotechnology, Inc. on Monday, June 10, 2019.

The shares of stock you hold in your account will be voted as you specify on the reverse side. You are entitled to vote at the Annual Meeting of Stockholders if you were a holder of record of Puma Biotechnology, Inc. Common Stock at the close of business on April 22, 2019.

If no choice is specified, the proxy will be voted “FOR” the election of the director nominees in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

By signing the proxy, you revoke all prior proxies and appoint Alan H. Auerbach and Maximo F. Nougues, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/pbyi	1-866-883-3382
Use the Internet to vote your proxy	Use a touch-tone telephone to	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
until 12:00 noon (CT) on	vote your proxy until 12:00 noon (CT)
June 9, 2019.	on June 9, 2019.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.